UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2010

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)                          (Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of TCF Financial Corporation (the “Company”) filled a vacancy on the Board and elected Karen L. Grandstrand as a director of the Company, effective October 18, 2010.  Ms. Grandstrand will stand for re-election at the 2011 Annual Meeting of Stockholders.

Ms. Grandstrand is a partner at Fredrikson & Byron, PA, a Minneapolis-based law firm, and chairs their Bank and Finance Group.  Prior to joining the firm, Ms. Grandstrand was the Senior Vice President of the Banking Supervision and Risk Management Departments at the Federal Reserve Bank in Minneapolis from 1985 to 1999.

As a non-employee Director of the Company, Ms. Grandstrand is eligible to participate in the TCF Financial Director’s Stock Grant Program (the “Program”).  Under the Program, shares of the Company’s common stock are earned in an amount equal to the participant’s annual retainer fee for each fiscal year in which the Company’s financial performance exceeds a stated goal as determined by the Board from time to time.  A complete description of the Company’s non-employee director compensation can be found under the caption “Compensation of Directors” in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 10, 2010.

A copy of the press release issued by the Company on October 19, 2010, announcing Ms. Grandstrand’s election as a director is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.                            Description

99.1                                        Press Release dated October 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:    October 20, 2010

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